Exhibit 99.1

United States Oil Fund, LP
Monthly Account Statement
For the Month Ended August 31, 2008

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(162,510,980)
Unrealized Gain (Loss) on Market Value of Futures	101,824,020
Interest Income	1,548,225
ETF Transaction Fees	29,000
Total Income (Loss)	$(59,109,735)

Expenses
Investment Advisory Fee	$404,652
Brokerage Commissions	111,721
SEC & FINRA Registration Fees	43,128
K-1 Tax Expense	41,076
NYMEX License Fee	26,465
Audit Fees	13,950
Non-interested Directors' Fees and Expenses	12,889
Total Expenses	$653,881
Net Gain (Loss)	$(59,763,616)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 8/1/08	$990,288,134
Additions (14,200,000 Units)	1,318,153,695
Withdrawals (10,200,000 Units)	(952,121,138)
Net Gain (Loss)	(59,763,616)

Net Asset Value End of Period	$1,296,557,075
Net Asset Value Per Unit (13,900,000 Units)	$93.28

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Section 4.22(h) of the Commodities Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2008 is accurate and complete.

/s/ Nicholas D. Gerber
Nicholas D. Gerber
President and Chief Executive Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502